Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Artivion	Gilmartin Group LLC
Lance A. Berry	Brian Johnston / Laine Morgan
Executive Vice President &	Phone: 332-895-3222
Chief Financial Officer	investors@artivion.com
Phone: 770-419-3355

Artivion Reports Second Quarter 2025 Financial Results

Second Quarter Highlights:

•Achieved revenue of $113.0 million in the second quarter of 2025 versus $98.0 million in the second quarter of 2024, an increase of 15% on a GAAP basis and 14% on a non-GAAP constant currency basis
•Net income was $1.3 million, or $0.03 per fully diluted share and non-GAAP net income was $10.7 million, or $0.24 per fully diluted share in the second quarter of 2025
•Adjusted EBITDA increased 33% to $24.8 million in the second quarter of 2025 compared to $18.6 million in the second quarter of 2024
•Exchanged $99.5 million in principal amount of outstanding convertible senior notes due July 1, 2025 for common stock, resulting in the effective retirement of previously issued notes
•Received Investigational Device Exemption (IDE) approval from the U.S. Food and Drug Administration (FDA) to initiate the ARTIZEN pivotal trial evaluating the efficacy and safety of Arcevo LSA to replace the entire aortic arch for the treatment of acute and chronic arch pathologies

ATLANTA, GA – (August 7, 2025) – Artivion, Inc. (NYSE: AORT), a leading cardiac and vascular surgery company focused on aortic disease, today announced financial results for the second quarter ended June 30, 2025.

“The second quarter was exceptionally strong as we made progress across each of our strategic initiatives while delivering 14% constant currency revenue growth. Revenue growth was driven by year-over-year growth in On-X of 24%, stent grafts of 24%, BioGlue of 4%, and Preservation Services of 3%, all compared to the second quarter of 2024. On a constant currency basis, year-over-year On-X, stent grafts, BioGlue and preservation services grew 24%, 22%, 4% and 3%, respectively. In addition to our strong revenue performance, adjusted EBITDA grew 33% this quarter over the same period last year, which we believe demonstrates our ability to scale the business and continue to expand adjusted EBITDA margins,” said Pat Mackin, Chairman, President, and Chief Executive Officer.

Mr. Mackin added, “In addition to our strong commercial results in which both On-X and stent grafts grew over 20% on a constancy currency basis, we achieved another significant milestone in our pipeline with the IDE approval to initiate our Arcevo LSA pivotal trial. We also significantly improved our capital structure by retiring all of our $100 million Convertible Senior Notes due July 1, 2025.”

Mr. Mackin concluded, “Given our strong second quarter performance and continued business momentum, we are raising the midpoints of our full year 2025 constant currency revenue and EBITDA guidance and remain confident in our ability to grow adjusted EBITDA at twice the rate of constant currency revenue growth.”

Second Quarter 2025 Financial Results
Total revenues for the second quarter of 2025 were $113.0 million, an increase of 15% on a GAAP basis and 14% on a non-GAAP constant currency basis, both compared to the second quarter of 2024.

Net income for the second quarter of 2025 was $1.3 million, or $0.03 per fully diluted common share, compared to net loss of $(2.1) million, or $(0.05) per fully diluted common share for the second quarter of 2024. Non-GAAP net income for the second quarter of 2025 was $10.7 million, or $0.24 per fully diluted common share, compared to non-GAAP net income of $2.9 million, or $0.07 per fully diluted common share for the second quarter of 2024. Non-GAAP net income for the second quarter of 2025 includes pretax gains related to foreign currency revaluation of $4.5 million.

2025 Financial Outlook
Artivion is raising the midpoint of its full year 2025 revenue guidance and now expects constant currency growth of 12% to 14%, compared to the previous range of 11% to 14%. The Company expects reported revenues to be in the range of $435 to $443 million compared to the previous range of $423 to $435 million, reflecting the strong second quarter constant currency growth, greater confidence in the overall growth outlook, and an adjustment to FX assumptions for the second half of the year. The guidance range is also based on current estimates that full year 2025 currency impact will be approximately flat to 2024.

Additionally, Artivion is raising the midpoint of its adjusted EBITDA guidance and now expects growth of between 21% and 28% for the full year 2025 compared to 18% to 28% previously provided. Growth rates are compared to 2024. The Company expects adjusted EBITDA to be in the range of $86 to $91 million, compared to the previously articulated range of $84 to $91 million.

The Company's financial performance for 2025 and future periods is subject to the risks identified below.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income, EBITDA, adjusted EBITDA, non-GAAP general, administrative, and marketing expenses, and free cash flows. Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with US GAAP. In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies. The Company’s non-GAAP revenues are adjusted for the impact of changes in currency exchange. The Company’s non-GAAP net income, EBITDA, adjusted EBITDA, general, administrative, and marketing, and free cash flows results primarily exclude (as applicable) depreciation and amortization expense, interest income and expense, non-cash compensation expense, loss or gain on foreign currency revaluation, income tax expense or benefit, business development, integration, and severance income or expense, losses on inducement/extinguishment of debt, non-cash interest expense, capital expenditures, and other non-recurring items.

The Company generally uses non-GAAP financial measures to facilitate management's review of the operational performance of the Company and as a basis for strategic planning. Company management believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions, the operating expense structure of the Company's existing and acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses, and the transaction and integration expenses incurred in connection with recently acquired and divested product lines, and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and non-cash compensation expense. The Company believes it is useful to exclude certain expenses and revenues because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as impact of recent acquisitions, non-cash expense related to amortization of previously acquired tangible and intangible assets, and any related adjustments to their carrying values. The Company has adjusted for the impact of changes in currency exchange from certain revenues to evaluate comparable product growth rates on a constant currency basis. The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur. Company management encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety, including the reconciliation of GAAP to non-GAAP financial measures.

The Company’s adjusted EBITDA expectations for fiscal 2025 exclude potential charges or gains that may be recorded during the fiscal year, relating to, among other things, non-cash compensation; business development, integration, and severance income or expense; losses on inducement/extinguishment of debt; and foreign currency revaluations. The Company does not attempt to provide reconciliations of forward-looking adjusted EBITDA to the comparable GAAP measure because the impact and timing of these potential charges or gains are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a material impact on GAAP measures of the Company’s financial performance.

Webcast and Conference Call Information
The Company will hold a teleconference call and live webcast on August 7, 2025, at 4:30 p.m. ET to discuss the results, followed by a question-and-answer session. To participate in the conference call dial 862-298-0702 a few minutes prior to 4:30 p.m. ET. The teleconference replay will be available approximately one hour following the completion of the event and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415. The conference number for the replay is 13754541.

The live webcast and replay can be accessed by going to the Investors section of the Artivion website at www.Artivion.com and selecting the heading Webcasts & Presentations.

About Artivion, Inc.
Headquartered in suburban Atlanta, Georgia, Artivion, Inc., is a medical device company focused on developing simple, elegant solutions that address cardiac and vascular surgeons’ most difficult challenges in treating patients with aortic diseases. Artivion’s four major groups of products include: aortic stent grafts, surgical sealants, On-X mechanical heart valves, and implantable cardiac and vascular human tissues. Artivion markets and sells products in more than 100 countries worldwide. For additional information about Artivion, visit our website, www.Artivion.com.

Forward-Looking Statements
Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include, but are not limited to, our beliefs and expectations about our revenue, year-over-year growth and growth drivers, earnings, currency impacts, and other financial measures and related information; our anticipated capital needs and capital structure; our beliefs about our competitive advantages and market opportunities; the expected impact on our business of the dynamic trade policy and tariff environment; our expected product mix and business strategy; anticipated quarterly fluctuations in our business; the benefits of receiving IDE approval to initiate our Arcevo LSA pivotal trial; the expected benefits from retiring our Convertible Senior Notes due July 1, 2025; our ability to scale our business and expand adjusted EBITDA margins; that our revenues for the full year 2025 will be in the range of $435 to $443 million, representing revenue growth of between 12% to 14% compared to 2024 on a constant currency basis; and that we expect non-GAAP adjusted EBITDA to increase between 21% and 28% for the full year 2025 compared to 2024, resulting in non-GAAP adjusted EBITDA in the range of $86 to $91 million in 2025. These forward-looking statements are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations, including, but not limited to, the unpredictability of the timing and outcome of regulatory decisions and other regulatory developments; risks relating to our international operations; the benefits anticipated from our 2024 credit facility, the Ascyrus Medical LLC transaction and Endospan agreements, and our operational improvements in our tissue and stent graft business may not be achieved at all or at the levels we anticipate or had originally anticipated; the benefits anticipated from our clinical trials and regulatory approvals may not be achieved or achieved on our anticipated timelines; the uncertainty regarding potential unknown or future impacts of the November 2024 cybersecurity incident; and the benefits anticipated from our expansion into APAC and LATAM may not be achieved or achieved on our anticipated timelines. These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2025, and our Form 10-Q for the quarter ended June 30, 2025. Artivion does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Products	$87,444	$73,210	$166,242	$144,324
Preservation services	25,528	24,809	45,708	51,126
Total revenues	112,972	98,019	211,950	195,450

Cost of products and preservation services:
Products	28,315	24,545	53,578	48,295
Preservation services	11,545	10,150	21,683	20,885
Total cost of products and preservation services	39,860	34,695	75,261	69,180

Gross margin	73,112	63,324	136,689	126,270

Operating expenses:
General, administrative, and marketing	57,665	49,320	112,369	80,009
Research and development	7,063	7,497	13,791	14,443
Total operating expenses	64,728	56,817	126,160	94,452

Operating income	8,384	6,507	10,529	31,818

Interest expense	7,270	8,304	14,933	16,130
Interest income	(68)	(353)	(212)	(727)
Losses on inducement/extinguishment of debt	2,664	—	2,664	3,669
Other (income) expense, net	(4,964)	983	(8,043)	2,392

Income (loss) before income taxes	3,482	(2,427)	1,187	10,354
Income tax expense (benefit)	2,137	(306)	347	4,942

Net income (loss)	$1,345	$(2,121)	$840	$5,412

Income (loss) per share:
Basic	$0.03	$(0.05)	$0.02	$0.13
Diluted	$0.03	$(0.05)	$0.02	$0.13

Weighted-average common shares outstanding:
Basic	44,296	41,683	43,270	41,487
Diluted	45,378	41,683	44,503	42,405

Net income (loss)	$1,345	$(2,121)	$840	$5,412
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	15,768	(2,323)	22,099	(3,851)
Comprehensive income (loss)	$17,113	$(4,444)	$22,939	$1,561

Artivion, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
In Thousands

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$53,476	$53,463
Trade receivables, net	91,440	79,462
Other receivables	9,810	6,431
Inventories	86,723	79,766
Deferred preservation costs	52,817	51,701
Prepaid expenses and other	24,554	19,257
Total current assets	318,820	290,080

Goodwill	253,802	240,958
Acquired technology, net	129,257	128,051
Operating lease right-of-use assets, net	39,690	39,726
Property and equipment, net	40,086	36,403
Other intangibles, net	29,183	28,332
Deferred tax assets, net	693	1,068
Other long-term assets	26,856	24,483
Total assets	$838,387	$789,101

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,426	$17,971
Accrued compensation	15,896	18,342
Accrued expenses	11,381	11,834
Accrued interest	5,706	8,170
Taxes payable	2,849	2,934
Accrued procurement fees	2,569	1,704
Current maturities of operating leases	4,956	4,489
Current portion of finance lease obligations	710	601
Current portion of long-term debt	73	195
Other current liabilities	3,104	583
Total current liabilities	66,670	66,823

Long-term debt, net	215,538	314,152
Contingent consideration	52,670	52,880
Non-current maturities of operating leases	39,409	39,988
Deferred tax liabilities, net	23,455	20,183
Deferred compensation liability	8,730	7,977
Non-current finance lease obligations	3,055	2,833
Other long-term liabilities	8,958	8,065
Total liabilities	$418,485	$512,901

Commitments and contingencies

Stockholders’ equity:
Preferred stock $0.01 par value per share, 5,000 shares authorized, no shares issued	—	—
Common stock $0.01 par value per share, 75,000 shares authorized, 48,592 and 43,432 shares issued as of June 30, 2025 and December 31, 2024, respectively	486	434
Additional paid-in capital	497,318	376,607
Retained deficit	(60,426)	(61,266)
Accumulated other comprehensive loss	(2,828)	(24,927)
Treasury stock, at cost, 1,487 shares as of June 30, 2025 and December 31, 2024	(14,648)	(14,648)
Total stockholders’ equity	419,902	276,200

Total liabilities and stockholders’ equity	$838,387	$789,101

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
In Thousands
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Net cash flows from operating activities:
Net income	$840	$5,412

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	10,984	11,800
Non-cash compensation	14,167	7,730
Non-cash lease expense	2,510	3,897
Write-down of inventories and deferred preservation costs	2,379	1,508
Deferred income taxes	(231)	994
Change in fair value of contingent consideration	(210)	(15,680)
Losses on inducement/extinguishment of debt	2,664	3,669
Other	(7,423)	1,178
Changes in operating assets and liabilities:
Receivables	(9,660)	(6,446)
Inventories and deferred preservation costs	(5,521)	(2,165)
Prepaid expenses and other assets	(6,215)	(5,224)
Accounts payable, accrued expenses, and other liabilities	(6,226)	(6,031)
Net cash flows (used in) provided by operating activities	(1,942)	642

Net cash flows from investing activities:
Capital expenditures	(6,925)	(6,124)
Net cash flows used in investing activities	(6,925)	(6,124)

Net cash flows from financing activities:
Proceeds from issuance of long-term debt	—	190,000
Proceeds from revolving credit facility	—	30,000
Repayment of debt	(134)	(211,688)
Proceeds from exercise of stock options and issuance of common stock	4,459	3,587
Payment of debt issuance costs	—	(10,044)
Proceeds from financing insurance premiums	3,117	—
Principal payments on short-term notes payable	(554)	(1,027)
Other	(353)	(272)
Net cash flows provided by financing activities	6,535	556

Effect of exchange rate changes on cash and cash equivalents	2,345	1,005
Increase (decrease) in cash and cash equivalents	13	(3,921)

Cash and cash equivalents beginning of period	53,463	58,940
Cash and cash equivalents end of period	$53,476	$55,019

Artivion, Inc. and Subsidiaries
Financial Highlights
In Thousands
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Products:
Aortic stent grafts	$39,841	$32,190	$76,443	$64,293
On-X	25,572	20,645	47,146	40,326
Surgical sealants	19,288	18,545	37,394	35,526
Other	2,743	1,830	5,259	4,179
Total products	87,444	73,210	166,242	144,324

Preservation services	25,528	24,809	45,708	51,126
Total revenues	$112,972	$98,019	$211,950	$195,450

North America	57,569	48,662	105,362	99,590
Europe, the Middle East, and Africa	38,713	34,145	75,758	67,733
Asia Pacific	11,131	9,653	19,345	17,262
Latin America	5,559	5,559	11,485	10,865
Total revenues	$112,972	$98,019	$211,950	$195,450

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Revenues
$ In Thousands
(Unaudited)

	Revenues for the Three Months Ended June 30,				Percent Change From Prior Year
	2025	2024
	US GAAP	US GAAP	Exchange Rate Effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$39,841	$32,190	$584	$32,774	22%
On-X	25,572	20,645	41	20,686	24%
Surgical sealants	19,288	18,545	61	18,606	4%
Other	2,743	1,830	4	1,834	50%
Total products	87,444	73,210	690	73,900	18%

Preservation services	25,528	24,809	(17)	24,792	3%
Total	$112,972	$98,019	$673	$98,692	14%

North America	57,569	48,662	(46)	48,616	18%
Europe, the Middle East, and Africa	38,713	34,145	1,091	35,236	10%
Asia Pacific	11,131	9,653	—	9,653	15%
Latin America	5,559	5,559	(372)	5,187	7%
Total	$112,972	$98,019	$673	$98,692	14%

	Revenues for the Six Months Ended June 30,				Percent Change From Prior Year
	2025	2024
	US GAAP	US GAAP	Exchange Rate Effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$76,443	$64,293	$(724)	$63,569	20%
On-X	47,146	40,326	(231)	40,095	18%
Surgical sealants	37,394	35,526	(256)	35,270	6%
Other	5,259	4,179	—	4,179	26%
Total products	166,242	144,324	(1,211)	143,113	16%

Preservation services	45,708	51,126	(84)	51,042	-10%
Total	$211,950	$195,450	$(1,295)	$194,155	9%

North America	105,362	99,590	(198)	99,392	6%
Europe, the Middle East, and Africa	75,758	67,733	(119)	67,614	12%
Asia Pacific	19,345	17,262	—	17,262	12%
Latin America	11,485	10,865	(978)	9,887	16%
Total	$211,950	$195,450	$(1,295)	$194,155	9%

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
General, Administrative, and Marketing Expense, EBITDA, Adjusted EBITDA, and Free Cash Flows
In Thousands
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of G&A expenses, GAAP to adjusted G&A, non-GAAP:
General, administrative, and marketing expense, GAAP	$57,665	$49,320	$112,369	$80,009
Business development, integration, and severance expense (income)	3,050	2,033	266	(15,354)
Cybersecurity incident	1,243	—	5,693	—
Adjusted G&A, non-GAAP	$53,372	$47,287	$106,410	$95,363

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of net income (loss), GAAP and EBITDA, non-GAAP to adjusted EBITDA, non-GAAP:
Net income (loss), GAAP	$1,345	$(2,121)	$840	$5,412
Adjustments:
Interest expense	7,270	8,304	14,933	16,130
Interest income	(68)	(353)	(212)	(727)
Income tax expense (benefit)	2,137	(306)	347	4,942
Depreciation and amortization expense	5,538	5,891	10,984	11,800
EBITDA, non-GAAP	16,222	11,415	26,892	37,557

Non-cash compensation	6,122	4,252	14,167	7,730
Business development, integration, and severance expense (income)	2,568	2,033	(489)	(15,354)
Cybersecurity incident	1,683	—	6,429	—
Losses on inducement/extinguishment of debt	2,664	—	2,664	3,669
(Gain) loss on foreign currency revaluation	(4,495)	943	(7,351)	2,353

Adjusted EBITDA, non-GAAP	$24,764	$18,643	$42,312	$35,955

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of cash flows from operating activities, GAAP to free cash flows, non-GAAP:
Net cash flows provided by (used in) operating activities	15,011	6,135	$(1,942)	$642
Capital expenditures	(3,287)	(2,513)	(6,925)	(6,124)
Free cash flows, non-GAAP	$11,724	$3,622	$(8,867)	$(5,482)

Artivion Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Net Income and Diluted Income Per Common Share
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP:
Income (loss) before income taxes	$3,482	$(2,427)	$1,187	$10,354
Income tax expense (benefit)	2,137	(306)	347	4,942
Net income (loss)	$1,345	$(2,121)	$840	$5,412

Diluted income (loss) per common share	$0.03	$(0.05)	$0.02	$0.13

Diluted weighted-average common shares outstanding	45,378	41,683	44,503	42,405

Reconciliation of income (loss) before income taxes, GAAP to adjusted income, non-GAAP:
Income (loss) before income taxes, GAAP:	$3,482	$(2,427)	$1,187	$10,354
Adjustments:
Amortization expense	3,427	3,793	6,815	7,660
Business development, integration, and severance expense (income)	2,568	2,033	(489)	(15,354)
Non-cash interest expense	485	484	1,028	1,064
Cybersecurity incident	1,683	—	6,429	—
Losses on inducement/extinguishment of debt	2,664	—	2,664	3,669
Adjusted income before income taxes, non-GAAP	14,309	3,883	17,634	7,393

Income tax expense calculated at a tax rate of 25%	3,577	970	4,408	1,848
Adjusted net income, non-GAAP	$10,732	$2,913	$13,226	$5,545

Reconciliation of diluted income (loss) per common share, GAAP to adjusted diluted income per common share, non-GAAP:
Diluted income (loss) per common share, GAAP:	$0.03	$(0.05)	$0.02	$0.13
Adjustments:
Amortization expense	0.07	0.09	0.15	0.18
Business development, integration, and severance expense (income)	0.06	0.05	(0.01)	(0.36)
Non-cash interest expense	0.01	0.01	0.02	0.02
Cybersecurity incident	0.03	—	0.14	—
Losses on inducement/extinguishment of debt	0.06	—	0.06	0.09
Tax effect of non-GAAP adjustments	(0.06)	(0.04)	(0.09)	0.01
Effect of 25% tax rate	0.04	0.01	0.01	0.06
Adjusted diluted income per common share, non-GAAP	$0.24	$0.07	$0.30	$0.13

Reconciliation of diluted weighted-average common shares outstanding GAAP to diluted weighted-average common shares outstanding, non-GAAP:
Diluted weighted-average common shares outstanding, GAAP:	45,378	41,683	44,503	42,405
Adjustments:
Effect of dilutive stock options and awards	—	941	—	—
Diluted weighted-average common shares outstanding, non-GAAP	45,378	42,624	44,503	42,405